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                                                                   EXHIBIT 10.35


                             Prism Mortgage Company

                        Correspondent Purchase Agreement

This Agreement is made this 22nd day of March 1998 between, E-Loan, Inc. a Corporation duly organized and in good standing under the laws of the State of California with its principal place of business at 540 University Ave. #350/Palo Alto, CA 94301 (Seller) and Prism Mortgage Company (Purchaser), a corporation duly organized and validly existing under the laws of the State of Colorado with its principal place of business at 350 West Hubbard, Ste. 222, Chicago, Illinois 60610 (Purchaser). This Agreement shall govern the sale and transfer of mortgage loans from Seller to Purchaser and such sale shall be subject to the warranties, representations, terms and conditions contained herein. The purchase price and any other additional terms of purchase for each such sale will be established from time to time either by written agreement between the parties hereto or by Seller's full compliance with all of the policies and procedures outlined by Purchaser from time to time in writing (Manual), which may be modified from time to time in accordance with procedures specified in the Manual. Seller is and shall remain an independent contractor and agrees that it is not an employee, servant, agent, partner or joint venture/partner of Prism Mortgage Company. Other than those application packages registered, Purchaser is not obligated to accept nor is Seller obligated to submit any application packages for underwriting. Except as expressly stated in the Agreement, neither the Seller nor Purchaser shall have any control over the operation of the other's business. Seller shall not advertise Purchaser's loan products under Purchaser's name nor represent to anyone that it is authorized to represent Purchaser in any manner not specifically authorized by this Agreement without Purchaser's prior written consent.

         IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN, THE PARTIES AGREE AS
FOLLOWS:

         REPRESENTATIONS AND WARRANTIES:

As to each mortgage loan offered to Purchaser for sale under this Agreement, Seller hereby makes the following representations and warranties, each of which is true, survives loan closing and all deliveries made hereunder, and is material and is being relied upon by Purchaser:

A. Seller and any other entity that held the mortgage loan are, and were at all relevant times, authorized to transact business in the jurisdiction where the real estate securing the mortgage loan is located unless the activities performed by Seller or such other entity in originating, selling, and/or holding the mortgage loans did not require such authorization pursuant to the laws of the jurisdiction where said real estate is located.

B. Seller is the sole unencumbered owner of the mortgage loan and has full right and authority to sell, transfer and assign same to Purchaser free and clear of all liens, claims and encumbrances whatsoever.

C. All mortgage loans have been originated in accordance with requirements set forth in the Manual. All documents related to the mortgage loan are genuine and have been duly executed by the mortgagor and properly acknowledged where necessary; the mortgage (or Deed of Trust or other acceptable security instrument hereafter referred to as the Mortgage) has been recorded in the appropriate recorder's office or registered with the registrar of titles so as to create a valid and subsisting lien against the real estate securing the loan pursuant to all applicable laws of the jurisdiction where the real estate is located.

D. The full principal amount of the mortgage has been advanced to the mortgagor, either by payment direct to the mortgagor or by payment made on mortgagor's request or approval; the unpaid principal balance is as stated; all costs, fees and expenses incurred in making, closing and recording the mortgage have been paid; no part of the mortgaged property has been released from the lien of the mortgage the terms of the mortgage have in no way been changed or modified, canceled, satisfied, subordinated or
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         rescinded; and the mortgage is current and not in default on the date of delivery to Purchaser


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E.       Seller has obtained and shall deliver to Purchaser a written report of appraisal on Federal National Mortgage Association/Federal Home Loan Mortgage Corporation (FNMA/FHLMC) approved forms of the real estate securing the mortgage loan, signed by a qualified appraiser who is currently licensed and is in accordance with the Purchaser's approval process, and who has no interest, direct or indirect, in the real estate or in any loan secured by the real estate and whose compensation is not affected by the approval or rejection of the mortgage loan.

F. Seller has carefully reviewed and verified the appraisal report, employment verification, credit standing and other documentation submitted by the mortgagor as if Seller were originating the loan for its own portfolio and based on said review, no fact or circumstance exists which is known or should be known by Seller to cause FNMA, FHLMC or a private institutional investor to regard the mortgage loan as an unacceptable investment or which would adversely affect the value or marketability of the mortgage loan.

G. There is in force a paid-up ALTA mortgage title insurance policy or other title evidence satisfactory to Purchaser insuring the mortgage and issued by an accredited title company acceptable to FNMA and Purchaser, in an amount at least equal to the outstanding principal of the mortgage loan. Said mortgage title policy insets Purchaser, its successors and assigns that the mortgage loan is a first lien against the real estate subject only to those exceptions to title which are customary in the jurisdiction where such real estate is located and which do not affect the marketability of title of the mortgage loan, Said title policy also insures Purchaser against loss of lien priority due to the adjustments to the interest rate or principal balance of the loan, if any, pursuant to the terms of the mortgage documents.

H. If private mortgage insurance is required on the loan pursuant to the Manual, Seller has obtained and will deliver to Purchaser a standard mortgage insurance policy, issued by a private mortgage insurance company acceptable to Purchaser.

ASSIGNMENT OF APPLICATION PACKAGE

The submission of an application package to Purchaser for underwriting shall constitute Seller assignment of all it right, title and interest therein to Purchaser and Purchaser's approval of an application package as set forth in paragraph 6 shall constitute Purchaser's acceptance of the assignment. No further or separate documentation shall be required to evidence as accepted assignment.

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SELLER REGARDING LOANS

Seller represents, warrants, and covenants to Purchaser that in connection with each loan transaction:

         a. All signatures, names, addresses, amounts, credit information, property appraisal, and other statements of fact contained in and associated with the loan transaction are complete, accurate, true, correct, and genuine, in all material respects;

         b. There are no bankruptcy, foreclosure, or litigation suits pending or threatened against the borrower;

         c. There will be no claims or defenses as to the loan by reason of any act or omission of Seller or its directors, officers, agents, or employees;

         d. The loan has not been refereed or brokered to Seller by another lender or third party;

         e. There is no undisclosed secondary financing involved in this transaction;


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         f.       Seller has complied with all material respects with all
                  applicable federal, state, and local laws and regulations including, but not limited to, Real Estate Settlement and Procedures Act, the Flood Insurance Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Consumer Credit Protection Act, and Truth in Lending Act. Seller, by signing and accepting this Agreement, does hereby warrant that all loans delivered under this Agreement were so originated and do comply with all applicable state and federal laws and regulations. Sufficient documentary evidence to substantiate such compliance shall be contained in each respective loan file;

         g. The loans shall be qualified in all material respects to FNMA and FHLMC unless specifically waive by Purchaser during the underwriting process.

COMPENSATION

Seller's compensation for performing under this Agreement shall:

         a.       Be paid by applicant.

         b. Be disclosed, agreed to, and signed by the applicant in writing at the tie of application, which agreement shall

                  (i) clearly state the amount (or the way the amount in which the amount will be determined)

                  (ii) the fact that payment is solely the obligation of the applicant

                  (iii) any conditions pursuant to which payment will be waived or a refund will be made in whole or part,

                  (iv)     the time at and manner in which payment is due and

                  (v) the specific services to be performed by Seller and the estimated date(s) by which they will be performed.

         c.       Be lawful.

         d. Be disclosed in accordance with the requirements of applicable law.

         e. Be reasonable in amount and solely for services actually performed and not include, in whole or part, anything of value paid pursuant to any agreement or understanding that business be referred to or by it.

         f. Seller has neither said nor done anything in its dealings with any other borrower or otherwise that give rise to any fiduciary duty to any borrower, and the documentation between Seller and each borrower contains an acknowledgment by borrower that no such duty exists.

         g. Seller has not made any representations to any borrower with regard to the comparison of the market lending rates offered by Purchaser to the market lending rate of any other lender and Seller has not made any representations or promises to any borrower to the effect that the market lending rates offered by Purchaser are lower than the market rates offered by all other mortgage lenders.

         h. Seller and each of its directors, officers, agents, and employees maintain all licenses required of them;

         i. The execution and delivery of the Agreement by Seller and the obligations which it will perform hereunder do not, and will not, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to Seller or the Articles of Incorporation or Bylaws of Seller;

         j. Seller agrees it will not use for its own benefit or will not disclose to any person or entity confidential information relating to Purchaser which it may acquire during the term of this Agreement.

         k. Seller has in full force and effect an errors and omissions policy or policies and mortgage bankers blanket bond covering all its activities hereunder. Seller hereby agrees to provide Purchaser evidence that both policies are in full force and effect upon renewal each year.

         l. Seller will not, during the term of this Agreement, either directly or indirectly, promote, solicit, or otherwise contact in any manner, any borrower of a loan sold hereunder for the purpose of offering to refinance or assist in the refinancing of such loan.


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         m.       Seller will not, during the term of this Agreement, either directly or indirectly, promote, solicit, or otherwise contact in any manner, any borrower of loan sold, hereunder, for the purpose of offering insurance services including, but not limited to, hazard insurance or mortgage credit insurance.

         n. There is in force a paid-up fire and extended coverage hazard insurance policy issued by a company acceptable to Purchaser and in an amount at least equal to the outstanding principal balance of the mortgage loan or the full insurable value of the improvements whichever is less, containing a standard mortgage clause and providing for at least 10 days prior written notice of cancellation to the mortgagee.

         o. There is in force such flood insurance policy as is required under the Flood Disaster Protection Act of 1973, as amended and its implementing regulations regardless of whether Seller is specifically subject to such statute or regulations.

         p. All documentation containing all required up-front disclosures for fixed rate mortgage loan programs and for loan programs which provide for adjustments to the interest rate, principal balance, payment amount and/or loan term shall be provided by Seller to borrower in a timely manner. If the mortgage loan documents provide for adjustments to the interest rates and/or principal balance of the loan, all terms of the mortgage loan may be enforced by Purchaser or its successors and assigns and any such adjustments will not affect the first lien status of the mortgage loan.

         q. There are no defaults under the terms of the mortgage loan documents as of the date of sale of the loans to the Purchaser.

         r. Seller has no knowledge that any improvements located on the real estate securing the mortgage loan:

                  1)       violate any applicable zoning laws or regulations

                  2)       have been damaged by fire, wind or other casualty:

                  3)       are subject to condemnation proceedings: or

                  4) encroach on any property lot lines or building lines unless such encroachment has been approved in writing by Purchaser

         s. With regard to both Seller's activities in general and each mortgage loan in particular, Seller shall comply with all loan disclosure rules and regulations issued by the Office of Thrift Supervision, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation and with all applicable State and Federal laws, rules and regulations, enacted or adopted now and in the future, including but not limited to: licensing requirements, usury limitations, the Real Estate Settlement Procedures Act, the Fair Housing Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act (as if it were a covered entity), the Truth-In-Lending Act of 1969, the Fair Credit Reporting Act, the Home Mortgage Disclosure Act, the Financial Institutions Reform Recovery and Enforcement Act of 1989, and all regulations issued pursuant thereto. Seller shall timely deliver to each applicant a completed Regulation Z disclosure statement, Good Faith Estimate of Closing Costs, Federally mandated ARM disclosures and HUD booklets. Seller shall be responsible for compliance with ECOA concerning notification of adverse action to an applicant whose mortgage loan application Purchaser does not accept Purchaser may, at its option, deliver notice of adverse action to Seller for further delivery to applicant.) Seller shall comply with Regulation Z concerning return of all monies paid by the applicant to Seller should the applicant rescind and Seller shall not seek reimbursement from Purchaser for such refund. Seller shall deliver evidence of such compliance upon demand by Purchaser.

         t. All taxes governmental assessments, condominium assessments, planned unit development and similar homeowner association assessments, insurance premiums, water, sewer and municipal charges have been paid.

         u. Seller has no knowledge of any facts which could cause the mortgage note or the mortgage to be subject to any set off, counterclaim or defense.

         v. There are no proceedings pending affecting the Seller or any loan or mortgage which would adversely affect its ability to perform herein.

         w. There are no mortgage brokers or other consultants or finders that were consulted or contacted in connection with or in bringing about the mortgage or this mortgage sale transaction, that would be due a fee.


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SERVICES OF SELLER

         a. Seller will assist prospective borrowers in completing credit applications and such other documents in the form designated by Purchaser and as may be required for residential mortgage loans that meet the then current underwriting standards and loan policies of either FNMA, FHLMC, or Purchaser. Seller will promptly submit all information generated pursuant to such application to Purchaser for its review and approval.

         b. Seller shall make no credit commitments on behalf of Purchaser since Purchaser shall have the sole discretion to determine whether a loan will be granted and under what terms and conditions.

         c. Seller shall obtain real estate appraisals only from Purchaser approved appraisers as determined in the Seller Manual provided by Purchaser. All appraisers must meet state or national licensing requirements.

         d. Seller, at its own expense, shall furnish to Purchaser all credit data, financial statements, real estate information, and such additional items as Purchaser, from time to time, may require. In addition, Seller, at its own expense, shall perform such other functions as Purchaser may require to close, fund, and complete the loan transaction.

         e. Immediately after funding of the loan by Purchaser, Seller agrees to execute such assignments, endorsements, or other documentation as necessary to transfer ownership of the loan to Purchaser and/or assignee as may be designated by Purchaser concurrent with the closing of such loan or as Purchaser may otherwise direct.

ORIGINATION, REGISTRATION, PROCESSING AND SUBMISSION FOR APPROVAL

Seller may originate, register, process and submit application packages to Purchaser for underwriting in accordance with the following procedures and requirements:

         a. Seller must register each application. Registration may be accomplished by either of the following: (i) faxing to Purchaser's lock-in desk a forward lock during normal business hours or (ii) by presenting to the underwriting office (as designated in the Seller Manual) a completed loan credit application package fully processed as industry standards from FNMA. Upon registration of either of the above the Seller will be assigned a Purchaser loan number via either (1) a lock confirmation or (2) an underwriting transmittal indicating the status of the loan.

                  It is the Seller's responsibility to notify immediately upon receipt in the event that:

                  1. the terms in the confirmation conflict with Seller's understanding of the registration terms

                  2.       Seller becomes aware of any mistake,
                           misunderstanding, error or inconsistency regarding the registration

                  3. the loan terms applied for changed subsequent to registration; or

                  4. the application is withdrawn or canceled by the applicant, or Seller becomes aware that the loan applied for will fail to close for any other reason.

         b. Each application package must evidence that the property to be secured by the mortgage is improved acceptable real estate, such as defined in the loan program materials supplied periodically in writing by Purchaser. Each loan shall be fully secured by a mortgage. Each loan shall be eligible by FNMA, FHLMC or other specific secondary market investor approved by Purchaser. Credit of the borrower and the condition and location of the property shall be subject to approval of Purchaser prior to purchase.


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         c.       The following documentation, in form and substance and, as applicable, from a source acceptable to Purchaser, which acceptance shall not be unreasonably withheld (the "application package"), must accompany each request to Purchaser for credit and property underwriting:

                  1.       Purchaser's loan submission form.

                  2. Transmittal Summary 1008 or the equivalent FHLMC form, or the most current version of either of them as subsequently revised by FNMA or FHLMC.

                  3. Signed and dated Residential Loan Application and Statement of Assets and Liabilities, if necessary (FNMA 1003 and 1003A or the equivalent FHLMC form or the most current versions of them if they are subsequently revised by FNMA or FHLMC), including monitoring information, unless collection of such information is prohibited by law.

                  4. Credit reports for each borrower who will be personally obliged to repay the loan with three (3) major credit repositories and credit scores.

                  5. Verification(s) of Employment and Deposit (FNMA forms 1005 and 1006 or the equivalent FHLMC form, or the most current versions of them if they are subsequently revised by FNMA or FHLMC).

                  6. Uniform Residential Appraisal Form (appropriate to the subject property type by FNMA or the equivalent FHLMC form) signed by an Appraiser acceptable to Purchaser per the Seller Manual with a copy of the Appraiser's current license.

                  7. Interest rate and discount point commitment between Seller and applicant(s) that meets all requirements of applicable laws.

                  8. Written evidence that the applicant(s) has been notified of the right to freely select the provider(s) of certain insurance services, and the right to select a private mortgage insurance premium payment plan, if required by applicable law.

                  9. Written evidence that a copy of the Dept. of Housing and Urban Development (HUD) booklet "Settlement Costs" and a properly completed Good Faith Estimate of settlement costs were either delivered or placed in the mail to the applicant(s) no later than three
                           (3) business days following the date of the application, if required by the Real Estate Settlement Procedures Act (RESPA) or the regulations promulgated pursuant to it.

                  10. For each adjustable rate mortgage (ARM) loan application, proof that all disclosure requirements of applicable law have been timely met.

                  11. Written evidence that all loan program information was timely disclosed in accordance with the requirements of applicable law.

                  12. Written evidence that a properly completed Truth-in-Lending disclosure statement was personally delivered or placed in the mail to the applicant(s) no later than three (3) business days following the Seller's receipt of the application.

                  13. Written evidence of the applicant's timely receipt of any escrow related disclosures or forms required by law.

                  14. Written evidence that the applicant(s) has been provided with all disclosures required pursuant to any applicable law, including without limitation, each federal, state and local consumer protection statute, regulation, ordinance, rule or ruling, as for example and again without limitation, RESPA, any non-discriminatory regulations, the Equal Credit Opportunity Act (ECOA), and the Truth-in-Lending Act
                           (TIL).

                  15. Written evidence that the Seller has complied with the requirements of Section K (Compensation).

                  16. Any additional document(s) which Purchaser reasonably determines are necessary to (I) aid it in evaluating the credit worthiness of the applicant(s) or (ii) meet the requirements of FNMA or FHLMC, of its underwriting standards or of the applicable loan program, and all correspondence or other items received by Seller in connection with the application.

         d. Each application must be for a loan program that has expressly been made available to Seller by Purchaser and which is in effect on the date of application. All applications must comply with Purchaser's underwriting standards and lending requirements in effect on the date of application.


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         c.       All documents must meet either FNMA or FHLMC aging
                  requirements, unless specified otherwise by Purchaser at the time of closing as well as at the time of Purchaser's underwriting approval.

         f. From time to time throughout the term of this Agreement, Purchaser will make available its current interest rate and discount point requirements available to Seller, by telephone, facsimile reproduction, or in another mutually acceptable means. Purchaser's rates and discount points shall be subject to change at any time, at the sole discretion of Purchaser and without notice.

DELIVERY OF DOCUMENTS.

Seller agrees to do all acts necessary to perfect title to each mortgage in the Purchaser, and shall sell, assign, and deliver to the Purchaser prior to the purchase of each such mortgage, the following supporting documents, all subject to the approval and reverification by the Purchaser and its legal counsel as to proper form and execution:

                  1. Mortgage note properly endorsed to Purchaser without recourse.

                  2. Copies of the recorded mortgage and assignment of mortgage certified as true and correct by the title company insuring the lien status of the mortgage loan.

                  3.       Signed appraisal report.

                  4. Commitment for Mortgage title insurance policy. Exceptions listed on such policy shall be subject to the Purchaser's approval.

                  5. A current (six months) survey of the real estate identifying the property by legal description and common address and showing all improvements to be within lot lines and applicable building lines, except for such encroachments approved in writing by Purchaser, or in the alternative, title insurance (including a location note endorsement where available), insuring over survey defects, if any.

                  6. Hazard insurance policy meeting the requirements of this Agreement

                  7.       Private mortgage insurance policy, if required.

                  8. Any other documents required by the Purchaser pursuant to its Manual, as amended from time to time.

The original recorded mortgage and assignment of mortgage shall be delivered to the Purchaser as soon as possible following the purchase but not later than 60 days following purchase of the mortgage loan unless the delay is caused solely by the local recorder/registrar, in which case documents shall be forwarded immediately upon registration.

INDEMNIFICATION

The representations and warranties set forth herein shall survive and continue in force for the full remaining life of the loan and are made for the benefit of Purchaser and its successors and assigns. Seller, upon Purchaser's request, shall promptly indemnify and hold harmless Purchaser from and against any and all losses, damages, costs or expenses of any nature, including loss of marketability and attorneys' fees resulting from (a) breach of any representation or warranty, covenant or agreement made by Seller with respect to each mortgage loan; or (b) any misstatement or omission of material fact in each mortgage loan file or credit file, whether such misstatement or omission is intentional or not, whether disclosed by actual inspection by Purchaser or its representative, or otherwise. This indemnification shall survive any termination or cancellation of this Agreement.

This Agreement is intended to require Seller to indemnify Purchaser to the fullest permitted by law, regardless of whether a claim against Purchaser is based on tort, breach of contract, strict liability intentional misconduct or violation of federal or state statute or regulation, and regardless of whether such claim arises out of the conduct of Purchaser. If the law does not permit Seller to indemnify Purchaser for any judgment rendered against Purchaser, Seller shall nonetheless indemnify Purchaser for all expenses of litigation, including but not limited to all attorney fees reasonable and necessarily incurred in defense of any such claim.


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REPURCHASE OF MORTGAGE LOANS

Seller agrees to repurchase, upon Purchaser's request, any mortgage loan covered by this Agreement if:

I.       there is a breach of any warranty or representation set forth in
         Section I (Representations and Warranties) or any other provision of this Agreement;

II. any misstatement or omission of material fact is made by the Seller or the Seller's agents, representatives or Sellers;

III. any loan file contains fraudulent documentation, which is executed or submitted by or on behalf of the borrower respect to any material matter;

IV. any loan documentation is not delivered pursuant to the terms set forth in Section II of this Agreement; or 5) any loan that becomes ninety days or more delinquent with the delinquency having originated within the first six months after purchase by Purchaser or subsequently becomes ineligible for sale to FNMA, FHLMC or a private investor, or whose repurchase is requested by FNMA, FHLMC or the private investor who owns it due to a delinquency that originated within the first six months after purchase by Purchaser regardless of whether or not a foreclosure is instituted in connection with such delinquency. Such repurchase shall be for an amount equal to the then unpaid principal of the mortgage loan plus accrued interest, the consideration originally paid by the Purchaser to Seller for the servicing rights of such mortgage and costs including reasonable attorney's fees incurred by the Purchaser for action taken. In the event the Purchaser sells all or any part of or this Agreement; or

V. any loan that becomes ninety days or more delinquent with the delinquency having originated within the first six months after purchase by Purchaser or subsequently becomes ineligible for sale to FNMA, FHLMC or a private investor, or whose repurchase is requested by FNMA, FHLMC, or the private investor which owns it due to a delinquency that originated within the first six months after purchase by Purchaser regardless of whether or not a foreclosure is instituted in connection with said delinquency. Such repurchase shall be for an amount equal to the then unpaid principal of the mortgage loan plus accrued interest, the consideration originally paid by Purchaser to Seller for the servicing rights of such mortgage, and costs including reasonable attorney's fees incurred by the Purchaser for action taken. In the event the Purchaser sells all or any parts of its interest in the mortgages covered by this Agreement to a third party or parties including the sale of participating interest therein, such third parties shall succeed to all of the rights of the Purchaser hereunder and this agreement shall remain in full force and effect.

         Seller shall repurchase any such loan within 10 days after notice from Purchaser if Purchaser discovers, in its sole discretion that a loan purchased pursuant to the terms of this Agreement were not closed and documented in strict conformity under each and every requirement of this Agreement or any loan in which the first payment due Purchaser or its assigns is not made and becomes delinquent.

TERMINATION.

This Agreement may be terminated without cause as to the future acceptance of mortgages by either party at any time upon thirty days written notice of termination to the other party, but such termination shall not change or modify the rights, duties and obligations of Purchaser and Seller hereunder with respect to either mortgages previously purchased by Purchaser, or mortgages which are the subject of the then outstanding written commitments and/or Agreements between Purchaser and Seller.

In addition, Purchaser shall have the right to terminate this Agreement immediately by notice in writing to Seller in the event of any of the following:

         1. Sellers defaults in any of its obligations under this Agreement or any other agreements between the parties and such default is not cured within ten (10) business days after notice to Seller of such default:

         2. Seller fails to deliver acceptable loans to Purchaser under the terms and conditions of any commitment agreement;

         3. Seller shall initiate or suffer any proceedings of insolvency or reorganization under the Bankruptcy Code or other Federal or state receivership laws, or make common law assignment for the benefit of creditors, or be unable to pay its debts as the same become due;

         4. Seller assigns or attempts to assign its rights and obligations hereunder;

         5. Seller by operation of law becomes unable to faithfully perform its duties pursuant to this Agreement;

         6. Purchaser suffers any involuntary sale or execution upon any interest in any loan purchased hereunder and such is the result of any act or omission on the part of the Seller.


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
Termination shall not affect the obligations of Seller with respect to any event occurring before termination. However, termination of this Agreement, shall be deemed to be for or with cause, and Purchaser at its option shall have the right to cancel any open commitment agreement(s) issued on the date of termination.

Seller agrees that in the event of a breach of this Agreement or any other agreement between Purchaser and Seller, or upon the default of Seller under any instrument payable to Purchaser, or upon failure of Seller to pay any amounts due Purchaser, Purchaser shall have the immediate right of set-off from and against any amounts otherwise due and payable to Seller.

DEFINITIONS

The terms mortgage and mortgages as used herein shall include mortgages, security deeds, trust deeds, and deeds of trust, and the words mortgagor and mortgagors shall be deemed to mean mortgagors, trustors of trust deeds and the deeds of trust, and grantors of any security deeds it being agreed that the appointment of any trustees under any trust deeds of trust shall be subject to the approval of the Purchaser.

SERVICING

All mortgage loans sold hereunder shall be sold with servicing released to Purchaser. The consideration to be paid by Purchaser for the servicing rights of such mortgage loans shall be published from time to time in writing by Purchaser, or shall be quoted by Purchaser as part of the purchase price of the mortgage loan pursuant to Purchaser's Manual.

ATTORNEYS' FEES AND EXPENSES.

         If any party to this Agreement brings legal action against the other as a result of an alleged breach or failure by the other party to fulfill or perform any covenant or obligation under this Agreement the prevailing party obtaining final judgment shall be entitled to receive, from the non-prevailing party reasonable attorneys fees incurred by reason of such action and all other costs of suit and preparation thereof at both trial and appellate levels.

MISCELLANEOUS PROVISIONS

         A. Purchaser's failure to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

         B. Seller's rights and obligations hereunder shall not be assignable without Purchaser's prior written consent.

         C. This agreement is entered into, maintained in, and shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois. The parties hereby consent to service of process, personal jurisdiction, and venue in the courts of general jurisdiction of Chicago, Illinois or Cook County, Illinois, and any federal court with concurrent jurisdiction, with respect to any action or proceeding brought to enforce any liability or obligation under this Agreement.

         D. This Agreement contains all of the terms and conditions agreed to by the parties and shall supersede all prior Agreements, and any modification of the terms of the Agreement must be in writing, executed by the parties hereto.

         E. In the event that any provision of this Agreement is held to be invalid or unenforceable by a court of law, such provisions may be stricken from the Agreement and such findings skit have no effect as to the validity or enforceability of any other provisions of this Agreement.

         F. Time is of the essence with respect to each and every term, condition and provision of this Agreement and the commitments entered into pursuant thereto.

         G. Seller shall notify Purchaser immediately of any material changes in its ownership, financial condition or management.

         H. Seller agrees to provide its most recent audited financial statement, on yearly basis, alone with a resolution by its Board of Directors, with specimen signatures, authorizing the individual signing this Agreement to enter into contracts on behalf of the Seller and authorizing the specific individuals who may accept Purchasers pricing of individual loans to be purchased hereunder. Seller also agrees to provide to the Purchaser on an annual basis, proof of the Seller's renewal of its fidelity and errors and omission insurance coverage in an amount acceptable to the Purchaser.

         1. All representations and warranties hereunder are made directly from Seller to Purchaser for the mortgage loans originated by Seller and all such representations and warranties shall survive this Agreement.

         j. Purchaser may, from time, to time, review, at Seller's place of business, or at Purchaser's place of business, Seller's loan files, policies, procedures and records, in order to determine whether Seller meets Purchaser's quality control standards set forth in the Manual.

         K. No exclusive relationship between the Seller and the Purchaser shall result from this Agreement. Seller is and shall remain an independent contractor and agrees that it is not an employee, servant agent or partner of Purchaser and shall not hold itself out as an agent of the Purchaser. Seller shall not make any statement which leads any third party to reasonably believe that it is an agent of Purchaser. Seller shall not use or refer to Purchaser's name in any form of advertising written materials or circulars except as may be required by law.

         L. Seller shall be responsible for obtaining the Manual from Purchaser at or immediately after the execution of this' Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year indicated below:

Purchaser                                  SELLER

Prism Mortgage Company                     E-Loan, Inc.


By: /s/ David Fisher                       By: /s/ Christian A. Larsen

Name: David Fisher                         Name: Christian A. Larsen

Title: Vice President                      Title: President

ATTEST:                                    ATTEST:

By: /s/ Kurt Bokenkump                     By: /s/ Janina Pawlowski

Name: Kurt Bokenkump                       Name: Janina D. Pawlowski

Title: Vice President                      Title: CEO

(SEAL)                                     (SEAL) N/A


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